UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 27, 2010

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07  Submission of Matters to a Vote of Security Holders

On December 27, 2010, Altair Nanotechnologies Inc. (the “Company”) held a Special Meeting of the Shareholders (the “Meeting”) to consider and vote upon the following proposals:

·
to approve the issuance and sale of common shares of the Company to Canon Investment Holdings Limited (“Canon”) pursuant to the Share Subscription Agreement dated as of September 20, 2010 by and between Canon and the Company, in an amount such that, immediately following the share issuance, Canon will be the beneficial owner of 51% of the Company’s outstanding common shares on a fully diluted basis (the “Common Share Issuance”)

·	to authorize our Board of Directors, in its discretion, to implement a one-time fair value stock option exchange program for eligible employees (the “Option Exchange Program”).

The proxy statement for the Meeting included an additional proposal, which was to adjourn the Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Meeting to approve the Common Share Issuance proposal.  Because there were enough votes to approve the Common Share Issuance proposal, the adjournment proposal was not voted upon at the Meeting.

A quorum of one-third of the outstanding common shares was present at the Meeting, and the proposals related to the Common Shares Issuance and the Option Exchange Program were approved.  The number of votes cast for or against, the number of votes withheld or abstaining and the number of broker non-votes with respect to the two proposals considered at the Meeting are set forth below.

	Votes For	Votes Against	Votes Withheld/ Abstained	Securities Represented by Broker Non-Vote

Common Share Issuance Proposal	34,921,678	3,369,934	111,208	N/A

Option Exchange Program Proposal	31,118,731	6,874,982	409,106	N/A

Item 8.01  Other Matters

Pursuant to the Share Subscription Agreement dated as of September 20, 2010 by and between Canon and the Company, the closing of the Common Share Issuance is subject to the satisfaction of certain conditions to closing.  One of the conditions to closing is that the Committee on Foreign Investment in the United States (“CFIUS”) shall have completed its national security review and investigation, and shall have concluded that no adverse action with respect to the transaction is necessary.  On November 23, 2010, the Company and Canon submitted to CFIUS a joint voluntary notification and requested a review of the Common Share Issuance.  Under the governing regulations, CFIUS has a period of 30 days to review the notification and may, at the end of such period, initiate a 45-day investigation of the transaction.  On December 27, 2010, the Company received written notification from CFIUS that it intended to commence such an investigation.  The 45-day period expires on February 10, 2011, though it is possible CFIUS’ investigation could close sooner.  CFIUS has not provided information with respect to its reasons for proceeding with the investigation; however, the decision by CFIUS to proceed with a 45-day investigation is not unusual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: December 28, 2010	By:	/s/ John Fallini,
John Fallini, Chief Financial Officer